UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2017

MAGELLAN MIDSTREAM PARTNERS, L.P.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-16335	73-1599053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center
Tulsa, Oklahoma 74172
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (918) 574-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Magellan Midstream Partners, L.P. (the “Partnership”) with the Securities and Exchange Commission on April 21, 2017 (the “Original Filing”). The Original Filing reported the voting results for the Partnership’s 2017 Annual Meeting of Limited Partners held on April 20, 2017 (the “2017 Annual Meeting”). The sole purpose of this Amendment is to disclose the Partnership's decision regarding how frequently it will conduct advisory votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting, the Partnership's unitholders voted on, among other matters, a proposal regarding the frequency of holding advisory votes on executive compensation. As previously reported in the Original Filing, and consistent with the recommendation of the Partnership's general partner's board of directors, the unitholders approved, on an advisory basis, an annual advisory vote on compensation for named executive officers of the Partnership's general partner.

Consistent with these voting results, the Partnership has determined to hold future advisory votes on executive compensation every year until the next required advisory vote on the frequency of advisory votes on executive compensation, which shall be no later than the Partnership's annual meeting in 2023.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Date: September 6, 2017	By:	/s/ Suzanne H. Costin
	Name:	Suzanne H. Costin
	Title:	Corporate Secretary